UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 15, 2010 (June 10, 2010)

WONDER AUTO TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	001-33648	88-0495105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013

(Address of principal executive offices)

(86) 416-2661186

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 10, 2010, Wonder Auto Technology, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected five directors and ratified the appointment of PKF Hong Kong, Certified Public Accountants, as the Company’s independent accountants for fiscal year ended December 31, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Qingjie Zhao to the Company’s Board of Directors	21,123,123	766,546	288,573	477,973	-
Election of Qindong Zeng to the Company’s Board of Directors	19,739,367	2,150,302	1,672,329	477,973	-
Election of Larry Goldman to the Company’s Board of Directors	19,652,291	2,237,378	1,759,405	477,973	-
Election of Xiaoyu Zhang to the Company’s Board of Directors	19,668,631	2,221,038	1,743,065	477,973	-
Election of Xianzhang Wang to the Company’s Board of Directors	21,048,488	841,181	363,208	477,973	-
Ratification of the appointment of PKF Hong Kong, Certified Public Accountants as the Company’s independent accountants for fiscal year ended December 31, 2010	30,113,068	-	75,087	29,849	-

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2010	Wonder Auto Technology, Inc.

	By:	/s/ Qingjie Zhao
Chief Executive Officer and President